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Exhibit 23.6

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form F-4 of Grupo TMM, S.A. of our report dated March 14, 2003, except with respect to the items mentioned in Notes 18, xiv., and 19 as to which the date is December 29, 2003, relating to the consolidated financial statements of Grupo TMM, S.A. and subsidiaries, and our reports dated March 14, 2003, relating to the consolidated financial statements of TMM Holdings, S.A. de C.V. and subsidiaries and TMM Multimodal, S.A. de C.V. and subsidiaries, which appear in such Registration Statement. Further, we consent to the incorporation by reference in this Registration Statement of our report dated March 26, 2002 relating to the consolidated financial statements of Grupo TFM, S.A. de C.V. and subsidiary, which appears in the Annual Report on Form 20-F of Grupo TMM, S.A. for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers, S.C.
/s/ ALBERTO DEL CASTILLO V. VILCHIS Alberto Del Castillo V. Vilchis Audit Partner Mexico City January 27, 2004

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  Exhibit 23.6
CONSENT OF INDEPENDENT ACCOUNTANTS